UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

PREMIER FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PFC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Financial Information.

Item 2.02	Results of Operations and Financial Condition.

On January 26, 2021, Premier Financial Corp. (“Premier”) issued a press release regarding its earnings for the quarter ended December 31, 2020. A copy of the press release is attached as Exhibit 99.1.

Section 5 – Corporate Governance and Management.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Holders.

On January 26, 2021, as part of a planned succession process set forth in the Second Amended and Restated Code of Regulations of Premier, the Board of Directors of Premier (the “Board”) approved the following events, each effective April 1, 2021:

Donald P. Hileman, 68, Premier’s Chief Executive Officer, will transition roles from Chief Executive Officer to Chairman of the Board.

Gary M. Small, 60, Premier’s President, will succeed Mr. Hileman to become President and Chief Executive Officer.

John L. Bookmyer, 56, will step down from his position as Chairman of the Board, but continue to serve as a director.

Mr. Hileman was appointed Premier’s President and CEO in 2014 and has served as a director since 2013. Mr. Hileman previously served as Chief Financial Officer of Premier.

Mr. Small has been Premier’s President since the closing of Premier’s merger with United Community Financial Corp. (“UCFC”) in January 2020. He previously served as President and Chief Executive Officer of UCFC from 2014 to January 2020.

A copy of the press release announcing these events is attached hereto as Exhibit 99.1.

Section 7 - Regulation FD.

Item 7.01	Regulation FD Disclosure.

The Board of Directors of Premier has authorized an increase to its current share repurchase program for a total amount of 2,000,000 of Premier’s common shares that may be repurchased, or approximately 5.4% of Premier’s currently issued and outstanding common shares. Repurchases will be made periodically depending on market conditions and other factors. Repurchases may be made in the open market, through block trades, pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Commission or otherwise, and in privately negotiated transactions. The repurchased shares will be held as treasury stock and will be available for general corporate purposes. The exact number of shares to be repurchased by Premier is not guaranteed. Depending on market conditions and other factors, these repurchases may be commenced or suspended at any time or periodically without prior notice. A copy of the press release announcing this increase to the repurchase program is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PREMIER FINANCIAL CORP.

By:	/s/ Donald P. Hileman
Donald P. Hileman
Chief Executive Officer

Date: January 26, 2021